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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on form S-3 of our report dated February 2, 1998, which appears on page 23 of the 1997 Annual Report to Shareholders of Central Newspapers, Inc. ("the Company") which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 28, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 17 of such Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Consolidated Financial Data."


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Phoenix, Arizona
November 6, 1998